Exhibit 5.3

[LETTERHEAD OF SEIGFREID, BINGHAM, LEVY, SELZER & GEE, P.C.]

Cullin B. Hughes

chughes@sblsg.com

June 10, 2011

DineEquity, Inc.

450 North Brand Boulevard

Glendale, California 91203

Re:	Guarantee of Applebee’s UK, LLC, a Kansas limited liability company (“AUK”), Applebee’s Restaurants Kansas LLC, a Kansas limited liability company (“ARK”), Applebee’s Restaurants Inc., a Kansas corporation (“ARI”), and Applebee’s Services, Inc., a Kansas corporation (“ASI”) (AUK, ARK, ARI, and ASI are collectively referred to herein as the “Kansas Guarantors”), pursuant to the terms of that certain Indenture dated as of October 19, 2010 (the “Indenture”), by and among DineEquity, Inc., as Issuer (“Issuer”), each of the Guarantors which are a party thereto (the “Guarantors”), and Wells Fargo Bank, National Association, as Trustee.

Ladies and Gentlemen:

We have acted as special counsel to the Kansas Guarantors in connection with the public offering of up to $792,750,000 aggregate principal amount of the Issuer’s 9.5% Senior Notes due 2018 (the “Exchange Notes”). The Indenture provides for the guarantee of the Exchange Notes (the “Guarantee”) by the Guarantors, including the Kansas Guarantors, to the extent set forth in the Indenture. The Exchange Notes are to be offered in exchange for a like principal amount of the issued and outstanding 9.5% Senior Notes due 2018 of the Issuer issued on October 19, 2010 (the “Original Notes”) and the guarantees thereof by the Guarantors, as contemplated by the Registration Rights Agreement, dated as of October 19, 2010, by and among the Issuer, the Guarantors and Barclays Capital Inc. and Goldman, Sachs & Co., as the representatives of the initial purchasers of the Original Notes.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with rendering the opinion expressed herein, we have reviewed and relied upon the following documents (the “Opinion Documents”):

DineEquity, Inc.

June 10, 2011

(a) the registration statement on Form S-4 of the Issuer and the Guarantors relating to the Exchange Notes and the Guarantees to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) an executed copy of the Indenture, including Article X thereof containing the Guarantee obligations of the Guarantors;

(c) copies of the articles of organization or articles of incorporation, as applicable, of each of the Kansas Guarantors, each as certified by the Secretary of State of the State of Kansas;

(d) copies of the operating agreement, limited liability company agreement or bylaws, as applicable, of each of the Kansas Guarantors, each as certified by the Secretary of such Kansas Guarantor;

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June 10, 2011

(e) a copy of certain resolutions of the sole member of AUK, adopted on October 14, 2010 by written consent of its sole member, as certified by the Secretary of Applebee’s International, Inc., a Delaware corporation (“AII”), to be a true, correct and complete copy thereof;

(f) a copy of certain resolutions of the board of directors of AII, adopted on October 14, 2010 by unanimous written consent of its directors, as certified by the Secretary of AII to be a true, correct and complete copy thereof;

(g) a copy of certain resolutions of the board of managers of ARK, adopted on October 14, 2010 by unanimous written consent of its managers, as certified by the Secretary of ARK to be a true, correct and complete copy thereof;

(h) a copy of certain resolutions of the board of directors of ARI, adopted on October 14, 2010 by unanimous written consent of its directors, as certified by the Secretary of ARI to be a true, correct and complete copy thereof;

(i) a copy of certain resolutions of the board of directors of ASI, adopted on October 14, 2010 by unanimous written consent of its directors, as certified by the Secretary of ASI to be a true, correct and complete copy thereof;

(j) an executed copy of the certificate of the Secretary of AII, dated as of the date hereof, including all documents attached thereto relating to AUK; and

(k) an executed copy of the certificate of the Secretary of each of ARK, ARI, and ASI, each dated as of the date hereof, including all documents attached thereto.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Kansas Guarantors and others and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Kansas Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuer, the Guarantors and others and of public officials.

The opinion expressed herein is subject to the following further qualifications, assumptions, and limitations:

(a) our opinion is limited to the laws of the State of Kansas, including the Kansas General Corporation Code, Kan. Stat. Ann. § 17-6001 et seq. (the “KGCC”), and the Kansas Revised Limited Liability Company Act, Kan. Stat. Ann. § 17-7662 et seq. (the “KRLLCA”);

(b) our opinion expressed herein is based solely upon our understanding of the plain language of the Opinion Documents, and we do not assume any responsibility with respect to the effect on the opinion or statements set forth herein of any interpretation that is inconsistent with such understanding; and

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June 10, 2011

(c) we have assumed that the operating agreement or limited liability company agreement, as applicable, of each of the Kansas Guarantors that is a limited liability company is the only agreement of the members of such Kansas Guarantor as to the affairs of such Kansas Guarantor and the conduct of its business, and we do not express any opinion with respect to the effect of any other agreement of the members of such Kansas Guarantor as to the affairs of such Kansas Guarantor or the conduct of its business.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that the Guarantee of each Kansas Guarantor has been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of such Kansas Guarantor under the KGCC or the KRLLCA, as applicable.

This letter constitutes our opinion only and should not be deemed to be a guarantee of the matters set forth herein. The opinion we express herein is limited to the matters specifically addressed by this letter and as of the date hereof. We undertake no obligation, and indeed hereby disclaim any obligation, to update or supplement the opinion expressed herein in response to subsequent changes in any law or any judicial or other decision impacting this opinion or to any future event that affects any of the Opinion Documents.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Subject to all qualifications, limitations, exceptions, restrictions and

DineEquity, Inc.

June 10, 2011

assumptions set forth herein, Skadden, Arps, Slate, Meagher & Flom LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Issuer, as filed with the Commission as Exhibit 5.1 to the Registration Statement on the date hereof.

Best regards, SEIGFREID, BINGHAM, LEVY, SELZER & GEE, P.C.

By	/s/ Cullin B. Hughes
Cullin B. Hughes